UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/29/2008

ALERITAS CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51423

Delaware	20-2679740
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

913-323-9200
(Registrant’s telephone number, including area code)

BROOKE CREDIT CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 29, 2008, Robert D. Orr and Michael S. Hess resigned from their positions as Chief Financial Officer and President and Chief Executive Officer respectively of Aleritas Capital. Mr. Hess also resigned as a director of the Company. Mr. Orr remains as the sole director of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERITAS CAPITAL CORP.

Date: September 04, 2008	By:	/s/ Carl Baranowski
Carl Baranowski
Acting General Counsel